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                                                                    EXHIBIT 23.1

                        CONSENT OF PLANTE & MORAN, LLP

        We hereby consent to the inclusion in this Current Report on Form 8-K of JAKKS Pacific, Inc. of our report dated October 25, 1999 on our audits of the financial statements of the Flying Colors division of Flying Colors Toys, Inc. as of May 31, 1998 and 1999, and for each of the three years in the period ended May 31, 1999 (incorporated by reference from the Registration Statement on Form S-3 (Reg. No. 333-90357)) filed on November 4, 1999, and the incorporation by reference of such report into the previously filed
Registration Statement on Form S-3 of JAKKS Pacific, Inc. (Reg. No. 333-48865) and Registration Statements on Form S-8 (Reg. Nos. 333-52205, - 68313, - 90055).

                                                /s/ PLANTE & MORAN, LLP

Ann Arbor, Michigan
November 8, 1999